UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2015

VolitionRx Limited

 (Exact name of registrant as specified in its charter)

Delaware	000-30402	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2016, VolitionRx Limited (the “Company”) appointed Jason Terrell MD as its Chief Medical Officer and Head of U.S. Operations on a full-time basis. Dr. Terrell previously served in a part-time capacity as the Company’s Chief Medical Officer and Head of U.S. Operations since March 2013. Dr. Terrell will continue to lead and coordinate VolitionRx’s U.S. operations in preparation for initial market entry of the Company’s NuQ® blood tests for cancer in the U.S. and worldwide.

Dr. Terrell, age 35, is a Texas-based doctor educated at University of Texas and affiliate MD Anderson Cancer Center, with expertise in both clinical medicine and the laboratory diagnostics business.  He has a strong grounding in diagnostics and product commercialization and has both executive and board directorship experience with publicly traded companies in the biotechnology and pharmaceutical industries. Between January 2013 and October 2015, he served on the Board of Directors of CDEX Inc., a publicly-held company developing drug validation technology, and between January 2012 and October 2015, as Medical Director of CDEX Inc.  In addition, over the last six years, Dr. Terrell has built and sold multiple private diagnostic laboratories and currently serves as a National Franchise Corporate Medical Director for Any Lab Test Now, giving him oversight of over 70 franchises in 14 states.

Dr. Terrell earned a B.S. in Biochemistry from Hardin-Simmons University, where he graduated Summa Cum Laude, receiving the Holland Medal of Honor as the top graduate in the School of Science and Mathematics.  He then attended the University of Texas at Houston Medical School and affiliate MD Anderson Cancer Center to become Doctor of Medicine.  He undertook his General Medicine Internship, and Anatomic and Clinical Pathology Residency at Texas Tech University Health Sciences Center.  In February 2014, Dr. Terrell was recipient of the Outstanding Young Alumni Award from Hardin-Simmons University.  Dr. Terrell holds medical licenses in 14 states across the USA.

Dr. Terrell’s employment agreement, entered into on December 29, 2015, provides for a one year term through December 31, 2016, which term shall be automatically renewed for one year, subject in each case to prior termination or notice of non-renewal.  Dr. Terrell’s employment agreement also provides for, among other things, (i) an annual base salary at the rate of $120,000 per year during the initial term, (ii) eligibility to participate in the Company’s annual incentive plan and other benefit plans and programs offered to employees, and (iii) if terminated by the Company without “cause” (as defined in the agreement) upon less than three (3) months’ prior notice, a lump sum severance payment equal to the base salary that he would have received between the date of termination and the completion of a three (3) month prior notice period.

The foregoing description of the material terms of Dr. Terrell’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015.

A copy of the press release announcing the transition of Dr. Terrell to full-time status as the Company’s Chief Medical Officer and Head of U.S. Operations is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press release of VolitionRx Limited dated January 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VolitionRx Limited
Date: January 5, 2016	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer